EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: DENNIS WELLS
DATE: AUGUST 4, 2017	(513) 793-3200

LSI INDUSTRIES INC. ANNOUNCES PRELIMINARY OPERATING RESULTS FOR FISCAL 2017,
 AND COMMENCES SEARCH FOR NEW LEADERSHIP FOR THE LIGHTING SEGMENT

Cincinnati, OH; August 4, 2017 – LSI Industries Inc. (NASDAQ:  LYTS) today:

•
announced that it expects fiscal 2017 net sales will be between $330 million and $331 million; and diluted earnings per share will be between $0.11 and $0.12 on a U.S. GAAP basis.  This compares to prior fiscal year net sales of $322.2 million and diluted earnings per share of $0.37;

•
announced that it expects fourth quarter net sales will be between $82 million and $83 million; and diluted earnings per share will be between $0.02 and $0.03 on a U.S. GAAP basis.  This compares to net sales of $80.8 million and diluted earnings per share of $0.06 in the fourth quarter last year;

•	announced that the Company expects to report fiscal fourth quarter and full year 2017 operating results before the market opens on August 17, 2017; and

•	commences search for new leadership in the Lighting Segment as Shawn M. Toney, President of the Lighting Segment, announces his resignation.

Dennis W. Wells, Chief Executive Officer and President, commented, "Our fourth quarter and full year fiscal 2017 results did not meet our expectations.  Market conditions for the fourth quarter in both lighting and graphics did not develop as projected, continuing the softness of the last several quarters.  Capital investment by our customers on small and medium projects, which represents a large portion of our business, has been slow to materialize.  This combined with continued inflationary pressures, particularly in key commodities, negatively impacted margin performance.

"More specifically, several market segments in which LSI has a strong position were down measurably.  These include the petroleum and retail segments, which impact both our lighting and graphics business.  Investment in the petroleum industry has been affected by ongoing weak conditions in the oil market, as well as uncertain supply/demand indicators for gasoline.  The market over-capacity situation around certain retail sub-segments is well publicized.

"We have previously identified these trends and have been investing in products and capabilities to accelerate growth in other market segments.  We are excited about the progress we are making here, as evidenced by the fourth quarter growth generated in non-retail commercial and industrial markets, and certain new product and technology initiatives such as our SOAR™ Digital Signage program.  Digital signage is growing rapidly, and our SOAR solution is well positioned to capitalize on this growth.  Our focus on renovation opportunities also generated sizeable growth in the fourth quarter and throughout fiscal 2017.  The Atlas acquisition represents an important component of our plan, and the integration continues to progress very well.

LSI Industries Inc.
Fiscal 2017 Pre-Announcement and Search for New Leadership for the Lighting Segment
August 4, 2017

"Our growth acceleration plans are supported by the significant improvements being made through our LSI Business System.  Manufacturing productivity has improved significantly in fiscal 2017 with the closure of three facilities, increasing capacity utilization.  Substantial investments that we have made in equipment will generate additional productivity in fiscal 2018, continuing to improve our cost position and service capabilities.  We have initiated targeted sourcing and design initiatives to mitigate the commodity cost increases.  Selling price increases on select product categories have been implemented and have begun to partially offset the impact of commodity cost increases.  Lastly, we completed a 6% salaried workforce reduction during the quarter in response to market conditions.  This reduction will not impact our ability to respond to increasing demand as market growth resumes.

"We remain cautiously optimistic that our markets will stabilize and the pace of growth will improve throughout fiscal 2018, especially as we move into the latter half of the fiscal year.  Overall economic indicators, while mixed, support growth in construction activity in both new and renovation/retrofit markets.

"Our plans are to accelerate efforts to expand our served available market, and realize the growth potential of this business.  We will continue to maintain our strong position in our core served markets.  These are major segments, and market conditions here will improve.  Concurrently, we will continue to aggressively invest in key application markets where LSI products and solutions represent value to the end-user.

"Lastly, on behalf of the entire LSI team, I would like to thank Shawn Toney for the many contributions that he has made to LSI's Lighting Segment during his eight years with the Company.  Particularly during the past few years Shawn has made significant contributions toward LSI's progress in the Lighting Segment, including successfully leading the implementation of lean initiatives and systems enhancements; guiding new product development; and ramping up our sales and marketing campaigns.  Shawn has agreed to stay with LSI through mid-September to facilitate a seamless transition.  We wish Shawn well in his new endeavors and thank him for his years of service to LSI."

Mr. Toney commented, "My decision to resign is personal.  I have enjoyed working at LSI for the past eight years and will miss my daily interactions with customers and fellow employees.  I have experienced a lot of change at LSI during my tenure, and believe that the current management team has well-positioned the Company to take advantage of the dynamic shifts taking place in the lighting industry.  I am confident, as I make this decision, that I am leaving the Company and our customers in good hands."

Mr. Wells went on to comment, "A search for new leadership is underway, and we have already begun to receive interest from a number of qualified candidates."

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as "estimates," "anticipates," "projects," "plans," "expects," "intends," "believes," "seeks," "may," "will," "should" or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained
LSI Industries Inc.
Fiscal 2017 Pre-Announcement and Search for New Leadership for the Lighting Segment
August 4, 2017

in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, failure of an acquisition or acquired company to achieve its plans or objectives generally, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses, unfavorable economic and market conditions, the results of asset impairment assessments, the ability to maintain an effective system of internal control over financial reporting, the ability to remediate any material weaknesses in internal control over financial reporting and any other risk factors that are identified herein.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company

We are a customer-centric company that positions itself as a value-added, trusted partner in developing superior image solutions through our world-class lighting, graphics, and technology capabilities.  Our core strategy of "Lighting + Graphics + Technology = Complete Image Solutions" differentiates us from our competitors.

We are committed to advancing solid-state LED technology to make affordable, high performance, energy-efficient lighting and custom graphic products that bring value to our customers.  We have a vast offering of innovative solutions for virtually any lighting or graphics application.  In addition, we provide sophisticated lighting and energy management control solutions to help customers manage their energy performance.  Further, we provide a full range of design support, engineering, installation and project management services to our customers.

We are a vertically integrated U.S.-based manufacturer concentrating on serving customers in North America and Latin America.  Our major markets include commercial / industrial lighting, petroleum / convenience store and multi-site retail (including automobile dealerships, restaurants and national retail accounts).  Headquartered in Cincinnati, Ohio, LSI has facilities in Ohio, California, Kentucky, New York, North Carolina and Texas.  The Company's common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.

For further information, contact Dennis Wells, Chief Executive Officer and President, at (513) 793-3200.

Additional note:    Today's news release, along with past releases from LSI Industries, is available on the Company's internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.